                                                                    EXHIBIT 10.7

                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of December 1, 1998, by and between Epiphany Marketing Software, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated January 9, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Two Million Dollars ($2,000,000) (the "Revolving Facility") and an Equipment Committed Line in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the "Equipment Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement, dated January 9, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.     Modification(s) to Loan Agreement.

               1. The following terms are hereby amended and restated in their entirety or added to Section 1.1 entitled "Definitions" to read as follows:

                    "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts as determined by Borrower's most recent borrowing base certificate.

                    "Committed Line" means One Million Dollars ($1,000,000).

                    "Debt Service Coverage" means net income plus depreciation, amortization and interest expense, to current portion of long term debt plus interest expense, each measured on a quarterly basis.

                    Subsection (i) of the definition of "Eligible Accounts" is hereby amended to read, in its entirety as follows:

                    (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage.

                    "Non-Revolving Committed Line" means Three Million Dollars ($3,000,000).

                    "Non-Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Sections 2.3 hereof.

                    "Non-Revolving Availability Date" means the date that is fifteen (15) months from the date of this Loan Modification Agreement.

                    "Non-Revolving Maturity Date" means the date that is thirty-six (36) months from the Non-Revolving Availability Date.

                    "Payment Date" means the first (1st) calendar day of the month.

                    "Revolving Maturity Date" means December 1, 1999.

               2. Section 2.1(a) entitled "Advances" is hereby amended and restated in its entirety to read as follows:

                    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section
                    2.1 may be repaid and reborrowed at any time during the term of this Agreement.

               3. Section 2.1.1, 2.1.2 and 2.1.3 are hereby deleted in their entirety.

               4.   Section 2.3 entitled "Overadvances" shall now be known as
                    Section 2.3.1, and the following shall now be known as
                    Section 2.3:

                    2.3  Non-Revolving Facility.

               (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through March 1, 2000 (the "Non-Revolving Availability Date"), Bank agrees to make advances (each a "Non-Revolving Advance" and collectively, the "Non-Revolving Advances") to Borrower in an aggregate outstanding amount not to exceed the Non-Revolving Committed Line.

               (b) Interest shall accrue from the date of each Non-Revolving Advance at the rate specified in Section 2.4(ii) and shall be payable monthly on the Payment Date for each month through the month in which the Non-Revolving Availability Date falls. Any Non-Revolving Advances that are outstanding on the Non-Revolving Availability Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the Non-Revolving Availability Date and ending on the Non-Revolving Maturity Date. Non-Revolving Advances, once repaid, may not be reborrowed.

               (c) When Borrower desires to obtain a Non-Revolving Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Non-Revolving Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee.

               5. Section 2.3.1 entitled "Overadvances" is hereby amended and restated to read in its entirety as follows:

                    Subject to the terms set forth in Section 2.1, if at any time or for any reason, the outstanding principal amount of Revolving Advances owed by Borrower to Bank pursuant to
                    Section 2.1, is greater than the lesser of the Committed Line or the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

               6.   The following paragraph is hereby incorporated into Section
                    2.4 entitled "Interest Rates, Payments, and Calculations":

                    2.4(a)(iii) Non-Revolving Advances. Except as set forth in
                    Section 2.4(b), all Non-Revolving Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one half of one (0.50) percentage point above the Prime Rate.

               7. Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended in part to provide that Borrower's audited fiscal year end financial statements shall be provided to Bank no later than 120 days (rather than 90 days) after the end of Borrower's fiscal year.

               8. Section 6.7 and all references thereto are hereby deleted in its entirety.

               9. Section 6.8 is hereby deleted and replaced with the following:

                    6.8 Minimum Deposits.

                    Borrower shall maintain on deposit with Bank the lesser of $4,000,000 or 100% of cash in the form of certificate of deposits, money market accounts and/or checking accounts. For any period in which the minimum balance requirement is not kept, Borrower will pay to Bank a fee calculated at a rate of one percent (1%) per annum, based on the difference between the minimum required balance and the actual average daily balance during the period. The fee will be calculated quarterly and shall be due within 15 days of each quarter end.

               10. Section 6.9 entitled "Liquidity Coverage" is hereby amended and restated in its entirety to read:

                    Borrower shall maintain, as of the last day of each calendar month, a ratio of (a)(i) unrestricted cash and cash equivalents plus (ii) 80% of Eligible Accounts minus (iii) outstanding Revolving Advances of not less than (b)(i) two
                    (2) times the aggregate outstanding amount of all Equipment Advances and Non-Revolving Advances under Section 2.2 and
                    2.3 through the month ending June 30, 1999, then (ii) 1.5 times the aggregate outstanding amount of all Equipment Advances and Non-Revolving Advances under Section 2.2. and
                    2.3 through the month ending December 31, 1999, then (iii) two (2) times the aggregate outstanding amount of all Equipment Advances and Non-Revolving Advances under Section
                    2.2. and 2.3, thereafter. Notwithstanding the foregoing, at such time as Borrower achieves a Debt Service Coverage ratio of 1.50 to 1.00 for two (2) consecutive quarters, the Liquidity Coverage shall be replaced by a Debt Service Coverage ratio of 1.50 to 1.00, measured on a quarterly basis.

               11. Section 6.10 is hereby deleted and replaced with the following:

                    6.10 Quarterly Profitability. Borrower shall achieve quarterly profits (adjusted for capitalized development costs) of at least $1.00, provided, however, Borrower may suffer quarterly losses not to exceed:

                    $3,200,000 for the quarter ending December 31, 1998; $3,000,000 for the quarter ending March 31, 1999; $2,700,000 for the quarter ending June 30, 1999 $1,300,000 for the quarter ending September 30, 1999; $400,000 for the quarter ending December 31, 1999; and $200,000 for the quarter ending March 31, 2000.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF THE LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                              BANK:

EPIPHANY MARKETING SOFTWARE, INC.                      SILICON VALLEY BANK

By: /s/ Kevin Yeaman                                   By: _________________
   ------------------------------
Name: KEVIN YEAMAN                                     Name:________________

Title: CONTROLLER                                      Title:_______________

              ADDENDUM TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Addendum to Intellectual Property Security Agreement is executed pursuant to, and is an addendum to, an Intellectual Property Security Agreement, dated January 9, 1998. This Addendum to Intellectual Property Security Agreement is presented for recordation as constructive notice that EPIPHANY MARKETING SOFTWARE, INC. ("Assignor"), with its principal office at 2141 Landings Drive, Mountain View, CA 94043, is the owner of the intellectual property identified in the exhibits attached hereto, has granted to SILICON VALLEY BANK ("Assignee"), with its principal office at 3003 Tasman Drive, Santa Clara, CA 95054, a security interest in the intellectual property, and the exclusive rights comprised in the intellectual property, to secure payment of a debt.

IN WITNESS WHEREOF, Assignor has executed this Addendum to Intellectual Property Security Agreement as of December 1, 1998.

                                            EPIPHANY MARKETING SOFTWARE, INC.

                                            By: /s/ Kevin Yeaman
                                                -----------------------------
                                            Name: KEVIN YEAMAN

                                            Title: CONTROLLER